Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of The Kraft Heinz Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Bernardo Hees, Paulo Basilio and Christopher R. Skinger, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign the Registration Statement on Form S-4 under the Securities Act of 1933, and any and all amendments thereto (including, without limitation, any and all post-effective amendments thereto) for the registration of the Company’s securities; and (ii) to file the Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933 and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 22nd day of April 2016.

Name	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	April 22, 2016
Bernardo Hees	(Principal Executive Officer)

/s/ Paulo Basilio	Chief Financial Officer	April 22, 2016
Paulo Basilio	(Principal Financial Officer)

/s/ Christopher R. Skinger	Global Controller	April 22, 2016
Christopher R. Skinger	(Principal Accounting Officer)

/s/ Alexandre Behring	Chairman of the Board	April 22, 2016
Alexandre Behring

/s/ John T. Cahill	Vice Chairman of the Board	April 22, 2016
John T. Cahill

/s/ Gregory E. Abel	Director	April 22, 2016
Gregory E. Abel

/s/ Warren E. Buffett	Director	April 22, 2016
Warren E. Buffett

/s/ Tracy Britt Cool	Director	April 22, 2016
Tracy Britt Cool

/s/ Jeanne P. Jackson	Director	April 22, 2016
Jeanne P. Jackson

/s/ Jorge Paulo Lemann	Director	April 22, 2016
Jorge Paulo Lemann

/s/ Mackey J. McDonald	Director	April 22, 2016
Mackey J. McDonald

/s/ John C. Pope	Director	April 22, 2016
John C. Pope

/s/ Marcel Herrmann Telles	Director	April 22, 2016
Marcel Herrmann Telles